CERTIFICATE OF TRUST

                                       OF

                             MARKEL CAPITAL TRUST I


                  THIS Certificate of Trust of Markel Capital Trust I (the "Trust"), dated as of December 30, 1996, has been duly executed and is being filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801, et seq.).

                  1. Name. The name of the business trust formed hereby is Markel Capital Trust I.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

                  3. Effective Date. This Certificate of Trust shall be effective upon filing.

                  IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                                  CHASE MANHATTAN BANK DELAWARE,
                                  not in its individual capacity but solely as trustee of the Trust



                                  By: /s/ JOHN J. CASHIN
                                  --------------------------------
                                      Name: John J. Cashin
                                      Title: Senior Trust Officer